UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 1, 2012

PDF SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

000-31311
(Commission File Number)

Delaware	25-1701361
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

333 West San Carlos Street, Suite 1000
San Jose, CA 95110
(Address of principal executive offices, with zip code)

(408) 280-7900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement. Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX

Item 1.01.              Entry into a Material Definitive Agreement.

In anticipation of the expiration on October 1, 2013 (the "End of Current Term") of the Office Lease (the “Lease”) with Legacy Partners I Riverpark LLC (the “Legacy”) for its corporate headquarters located at 333 West San Carlos Street, Suite 1000, San Jose, CA 95110 (the “Premises”), PDF Solutions, Inc.  (the “Company”) on June 1, 2012, entered into an amendment to the Lease (the "Amendment").  The Amendment modifies certain terms under the Lease, including extension of the term of the Lease and reduction of the size of current rentable space effective as of the End of Current Term.  Such description is a summary of the material terms of the Amendment and, by its nature, is incomplete.  It is qualified in its entirety by the text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K.  All readers are encouraged to read the entire text of the Amendment.

Effective as of the End of Current Term, the Premises are reduced by 21,171 square feet and shall consist of approximately 28,618 rentable square feet. The initial term under the Amendment shall be from its Effective Date through September 30, 2018, with an option to renew for an additional three (3) year term.  The revised rental rate under the Amendment is as follows:

Period	Monthly Installment of Base Rent	Monthly Rental Rate per Rentable Square Foot
Amendment Date – 9/30/12	$160,320.58	$3.22
10/1/12 – 9/30/13	$165,299.48	$3.32
10/1/13 – 9/30/14	$68,683.20	$2.40
10/1/14 – 9/30/15	$70,686.46	$2.47
10/1/15 – 9/30/16	$72,975.90	$2.55
10/1/16 – 9/30/17	$74,979.16	$2.62
10/1/17 – 9/30/18	$77,268.60	$2.70

Notwithstanding to the rental amounts above, the Company is not required to pay rent under the Amendment for the period from May 16, 2013 through September 30, 2013 for a total saving of $743,848 USD, subject to not being in default under the Lease, as amended. If the Company exercises its option to renew for an additional three (3) year term beginning October 1, 2018, the rent payable by the Company during the extended term shall be equivalent to the Premises fair market rental value as of the commencement of such extended term, determined in accordance with the provisions of the Amendment.

In addition to rent obligations, the Company will be responsible for certain costs and charges specified in the Amendment, including certain operating expenses, utility expenses, maintenance and repair costs relating to the Premises, taxes, and insurance.

Pursuant to the terms of the Amendment, the security deposit is reduced from $166,391.66 to $77,268.60, the difference of which the Landlord applied to the rent due in July 2012. Under the terms of the Amendment, Landlord will make agreed improvements to the Premises at a cost of up to $67,296.00.  Any costs for improvements above that amount are the responsibility of the Company.

The Company, subject to certain limitations described in the Amendment, has a right of first refusal exercisable through the first two (2) years of the extended period to lease all or a part of approximately 7,622 rentable square feet consisting of Suites 1050 and 1080 in the same building as the Premises.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Creation of a Direct Financial Obligation.

The description of the Amendment in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.  Such description is a summary of the material terms of the Amendment and, by its nature, is incomplete. It is qualified in its entirety by the text of the Amendment, which is filed as an exhibit to this Current Report on Form 8-K. All readers are encouraged to read the entire text of the Amendment.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

99.1	First Amendment to Office Lease dated June 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDF SOLUTIONS, INC.
(Registrant)

By:	/s/ Gregory Walker
Gregory Walker
VP, Finance and Chief Financial Officer
(principal financial and accounting officer)

Dated: August 22, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	First Amendment to Office Lease dated June 1, 2012.